Exhibit 5.1

May 3, 2019

Purple Innovation, Inc.

123 East 200 North

Alpine, Utah 84004

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Purple Innovation, Inc. (formerly known as Global Partner Acquisition Corp.), a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of an aggregate of 44,071,318 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Stock”), of the Company upon the exchange of shares of Class B common stock, par value $0.0001 per share (the “Class B Stock”), together with an equal number of Class B common units of Purple Innovation, LLC (the “Class B Units” and together with the Class B Stock the “Paired Securities”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued upon an exchange of Paired Securities, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

NST/DFM